SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                   -----------------------------------

                              FORM 8-K


                           CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                          Oct. 23, 2001
                -------------------------------------
                   (Date of earliest event report)


                       WEYERHAEUSER COMPANY
                -------------------------------------
          (Exact name of registrant as specified in charter)


      Washington               1-4825               91-0470860
      ----------               ------               ----------
   (State or other          (Commission           (IRS Employer
   jurisdiction of          File Number)          Identification
   incorporation or                                  Number)
    organization)



                 Federal Way, Washington 98063-9777
                ------------------------------------
              (Address of principal executive offices)
                           (zip code)

           Registrant's telephone number, including area code:
                          (253) 924-2345
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Item 5.  Other Events

On October 23, 2001, Weyerhaeuser Company issued a press release stating the following:

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today reported third quarter net earnings of $91 million, or 41 cents per share, that include nonrecurring after-tax items of $6 million. This compares with net earnings of $199 million, or 90 cents per share, for the same period last year.

The nonrecurring after-tax items include a $20 million charge, or 9 cents per share, associated with the announcement that Weyerhaeuser will permanently close one containerboard machine in Springfield, Ore., and a fine paper machine and associated sheeter in Longview, Wash. This was partially offset by a $14 million, or 6 cents per share, one-time reduction in deferred income taxes for the third quarter due to recently enacted legislation reducing the British Columbia provincial corporate income tax rate.

Excluding nonrecurring after-tax items in both years, third-quarter earnings in 2001 were $97 million, or 44 cents per share, compared with $199 million, or 90 cents per share, for 2000.

Net sales for the third quarter of 2001 were $3.7 billion, down from $3.9 billion for the same quarter last year.

For the first nine months of 2001, Weyerhaeuser reported net earnings of $369 million, or $1.68 per share, compared with $646 million, or $2.84 per share last year. Excluding nonrecurring after-tax items in both years, results for the first nine months this year were $392 million, or $1.79 per share, compared with $728 million, or $3.20 per share, in 2000.

"Weak global economic conditions throughout the quarter, in addition to the uncertainty created by the events of Sept. 11, affected our third quarter results," said Steven R. Rogel, chairman, president and chief executive officer. "Our pulp and paper businesses felt the brunt of these global conditions. A drop in consumer confidence in late September also affected wood products. Given the extreme economic uncertainty, we expect difficult business conditions in the fourth quarter. Despite the downtime we are taking as a result of these market conditions, we remain focused on making further improvements in our operations."

Results by segment for the third quarter:

 . Timberlands: Operating earnings were $97 million, down 13 percent from $111 million last year. Soft domestic and Japanese markets for lumber resulted in lower log prices compared with the same quarter last year. Weyerhaeuser expects pricing to be weaker in the fourth quarter with harvest volumes seasonally higher.

 . Wood Products: Operating earnings were $57 million, a 4 percent increase from $55 million in 2000. Prices weakened during the period and were approaching first quarter levels by the end of September. Uncertainty around the Countervailing Duty and anti-dumping proceedings continues to put pressure on Weyerhaeuser operations in Canada. Engineered wood products continue to be a strong performer, but order intake fell off sharply after Sept. 11. Normal seasonal conditions are expected to slow demand for wood products during the fourth quarter. Weyerhaeuser plans to curtail a number of its Wood Products facilities during the fourth quarter due to market conditions.

 . Pulp, Paper and Packaging: Operating earnings, before the effect of machine closures, were $73 million, down 71 percent from $252 million one year ago. Slowing economic conditions resulted in lower volume in most product lines compared with the third quarter last year. While pulp prices have stabilized, economic weakness is expected to result in further price erosion in most major product lines during the fourth quarter.

 . Real estate and related assets: Operating earnings were $75 million, up 39 percent from $54 million last year. Strong demand for housing in the markets in which the company operates contributed to the increase. Although new orders slowed following events on Sept. 11, most planned closings occurred. There is concern that economic uncertainty will slow new order activity. However, due to a backlog of orders, which are anticipated to close as planned, Weyerhaeuser expects good performance from this business in the fourth quarter.

In other third quarter items, Weyerhaeuser said:

 . It has achieved an annualized run rate of $197 million in pre-tax synergies related to the integration of MacMillan Bloedel and Trus Joist while incurring one-time pre-tax costs of $80 million since the acquisitions. The company expects to achieve its goal of $200 million in pre-tax synergies before the end of the year, well ahead of its 2002 goal.

The company will hold a live conference call on Oct. 23 to discuss results of the third quarter at 10 a.m. PDT (1 p.m. EDT). The call may be accessed through Weyerhaeuser's Internet site at www.weyerhaeuser.com by clicking on the "Listen to our conference call" link.

Listeners may also access the conference call from within North America by dialing 1-877-888-4210 at least 15 minutes prior to the start of the conference or from outside North America by dialing 1-416-695-5261. Replays of the call will be available for 48 hours following completion of the live call and can be accessed at 1-888-509-0081 within North America and at 1-416-695-9728 from outside North America.

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2000, sales were $16 billion. It has offices or operations in 17 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at www.weyerhaeuser.com.
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                                   # # #

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This news release contains statements concerning the company's future results and performance that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various U.S. business segments; performance of the company's manufacturing operations; the level of competition from foreign producers; the effect of forestry, land use, environmental and other governmental regulations; and the risk of losses from terrorist activity, fires, floods and other natural disasters. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S.
dollar and the Euro, and restrictions on international trade or tariffs imposed on imports. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.


                                    # # #
SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                WEYERHAEUSER COMPANY
                                            By
                                                 /s/ K.J. Stancato
                                                ---------------------
                                          Its:  Vice President and Controller

Date:  October 25, 2001
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